Consent of Independent Auditors


The Board of Directors
Tofutti Brands Inc.:


We consent to the use of our report relating to the financial statements of Tofutti Brands Inc. incorporated herein by reference.

/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Short Hills, New Jersey
March 24, 1998